UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2015

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-00412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective January 30, 2015, Amtech Systems, Inc. (the “Company) completed its previously announced merger with BTU International, Inc. (“BTU”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2014 by and among the Company, BTU, and BTU Merger Sub, Inc. (the “Merger Sub”). At closing (“Closing”), the Merger Sub merged with and into BTU, with BTU surviving as a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, holders of BTU common stock (“BTU Common Stock”) received 0.3291 (the “Exchange Ratio”) shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) for each share of BTU Common Stock held immediately prior to the effective time of the Merger. Each BTU restricted stock unit that remained unvested immediately prior to the effective time of the Merger became a fully vested and unrestricted share of BTU common stock. The Company issued 3,186,059 shares of Company Common Stock in connection with the Merger.

Options granted by BTU to purchase shares of BTU common stock were converted into an option to purchase Company Common Stock on the same terms and conditions as were applicable prior to the Merger, subject to an appropriate adjustment based upon the Exchange Ratio to the exercise price and the number of shares of the Company Common Stock subject to such stock option.

BTU is taking all necessary steps to finalize delisting of the BTU Common Stock from the NASDAQ Stock Market. The Company Common Stock will continue, to trade on the NASDAQ Stock Market under the symbol “ASYS.”

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed with the United States Securities and Exchange Commission on October 23, 2014 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Closing, effective January 30, 2015, the Company elected Paul J. van der Wansem, age 75, to serve on the Company’s Board of Directors for a three-year term, and also appointed Mr. van der Wansem to serve as a member of the Company’s Management Executive Committee for a one-year term.

Prior to joining the Company, Mr. van der Wansem served as the President and Chief Executive Officer of BTU from 1979 to 2002 and from October 2004 to Closing. Mr. van der Wansem also served as the Chairman of BTU’s Board of Directors from 1979 to Closing. Prior to joining BTU, Mr. van der Wansem served as a Vice President of Holec, N.V., a Dutch electronics company, and also as President of its affiliate, Holec, USA. Mr. van der Wansem was formerly a Management Consultant for the Boston Consulting Group and Adjunct Director of First National City Bank Amsterdam/New York.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. van der Wansem and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer. There is no arrangement or understanding between Mr. van der Wansem and any other person pursuant to which Mr. van der Wansem was appointed to the Company’s Management Executive Committee and appointed to the Board of Directors. There are no transactions in which Mr. van der Wansem has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. van der Wansem entered into an employment agreement (the “Employment Agreement”) with the Company in connection with his election to the Board of Directors and appointment to the Company’s Management Executive Committee. Pursuant to the Employment Agreement, he will receive an annual base salary of $350,000 and a one-time grant of 30,000 options to purchase Company Common Stock, which will vest equally over each of the three anniversaries of the grant date subject to Mr. van der Wansem’s continued service. Mr. van der Wansem will also be entitled to participate in the incentive and benefit programs available to the Company’s executives. The Employment Agreement provides that, for a period of two years following the termination of the Employment Agreement with the Company for any reason, Mr. van der Wansem will be restricted from competing with the Company and its affiliates, from soliciting the Company’s and its affiliates’ respective customers or employees, and from engaging in certain activities in connection with acquiring the voting stock or assets of the Company or involvement in any proxy contest involving the Company.

In addition to the Employment Agreement, Mr. van der Wansem entered into a consulting agreement with Amtech (the “Consulting Agreement”) to be effective following the termination of the Employment Agreement, unless the Employment Agreement is terminated as a result of his death or disability, or is terminated by the Company for “cause” or other than for “cause,” as defined in the Employment Agreement, or is terminated by Mr. van der Wansem for “good reason” or other than for “good reason”, as defined in the Employment Agreement. The Consulting Agreement will extend for a period of two years, shall involve Mr. van der Wansem’s provision of consulting, strategic, or advisory services as agreed to by the Company and Mr. van der Wansem, and shall provide compensation of $22,083.33 per month.

The foregoing descriptions of the Employment Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of each, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 30, 2015, the Company amended its Amended and Restated Bylaws to establish a Management Executive Committee (the “Committee”), pursuant to the requirements of the Merger Agreement. The Committee, which the Company shall maintain for a period of one year from the date of Closing, is comprised of three members—J.S. Whang (the Company’s Executive Chairman), Fokko Pentinga (the Company’s President and Chief Executive Officer), and Mr. van der Wansem—who shall, in addition to other positions they hold within the Company, have the title of “Member of the Management Executive Committee.”

The Management Executive Committee is responsible for meeting not less frequently than quarterly to discuss material developments in the Company’s business and any material plans and proposals under consideration, including any such plan or proposal that any Member of the Management Executive Committee intends to propose for consideration by the Company’s Board of Directors.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of Amended and Restated Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 29, 2015, the Company convened a special meeting of its stockholders (the “Meeting”), relating to the Company’s contemplated Merger with BTU. The Meeting was called to vote on the following proposals.

Proposal 1. A proposal to adopt the Merger Agreement and the transactions contemplated thereby (including the issuance of the Company Common Stock), pursuant to which the Merger will be consummated as contemplated therein.

Proposal 2. A proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Proposal 1.

As of the record date, December 16, 2014, there were 9,869,916 shares of Company Common Stock outstanding and entitled to vote at the Meeting. A quorum was present at the meeting.

Proposal 1 was approved by the stockholders of the Company, with 62.6% of the outstanding shares of Company Common Stock eligible to vote and 99.3% of the shares of Company Common Stock represented, in person or by proxy, at the Meeting and voting “FOR” Proposal 1. Proposal 2 was approved by the stockholders of the Company, with 59.4% of the outstanding shares of Company Common Stock eligible to vote and 94.4% of the shares of Company Common Stock represented, in person or by proxy, at the Meeting and voting “FOR” Proposal 2.

The voting results of Proposal 1 and 2 are as follows:

Proposal 1

Proposal to adopt the Merger Agreement

For	Against	Abstain	Broker Non-Votes
6,174,457	31,400	9,124	0

Proposal 2

Proposal to adjourn the Meeting

For	Against	Abstain	Broker Non-Votes
5,867,081	328,401	19,499	0

Item 7.01 Regulation FD Disclosure

On January 30, 2015, the Company issued a press release announcing the Closing of the Merger, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K, and any Exhibit attached hereto, may contain certain statements or information that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some but not all cases, forward-looking statements can be identified by terminology such as, for example, “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include statements regarding the Company’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions and plans and objectives of each company and its management for future operations. Such forward-looking statements may also include, but are not limited to, statements about the proposed benefits of the Merger, including future financial and operating results, the Company’s plans, objectives, expectations, and intentions, the expected timing of the completion of the merger, and other statements that are not historical facts. Such forward-looking statements and information are provided by the Company based on current expectations of the Company and reflect various assumptions of management concerning the future performance of the Company, and are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond the control of the Company. Accordingly, there can be no guarantee that such forward-looking statements or information will be realized. Actual results may vary from any anticipated results included in such forward-looking statements and information and such variations may be material. No representations or warranties are made as to the accuracy or reasonableness of any expectations or assumptions or the forward-looking statements or information based thereon. Only those representations and warranties that are made in a definitive written agreement relating to a transaction, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement, shall have any effect, legal or otherwise. Each recipient of forward-looking statements should make an independent assessment of the merits of and should consult its own professional advisors. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) were previously filed with the Company and BTU joint proxy and registration statement on Form S-4/A (the “Form S-4”) filed with SEC on December 19, 2014 and declared effective by the SEC December 22, 2014, and are incorporated herein by reference to pages 69 to 99 of the Form S-4.

(b) Pro Forma Financial Information

The financial statements required by this Item 9.01(b) were previously filed with the Form S-4 filed with SEC on December 19, 2014 and declared effective by the SEC December 22, 2014, and are incorporated herein by reference to pages 19 to 28 of the Form S-4.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 21, 2014, by and among Amtech

Systems, Inc., BTU Merger Sub, Inc., and BTU International, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2014)

3.1	First Amendment to the Company’s Amended and Restated Bylaws

10.1	Employment Agreement, dated October 21, 2014, by and between Paul J. van der Wansem and the Company

10.2	Consulting Agreement, dated October 21, 2014, by and between Paul J. van der Wansem and the Company

99.1	Press Release, dated January 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: February 2, 2015

By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 21, 2014, by and among Amtech Systems, Inc., BTU Merger Sub, Inc., and BTU International, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2014)

3.1	First Amendment to the Company’s Amended and Restated Bylaws

10.1	Employment Agreement, dated October 21, 2014, by and between Paul J. van der Wansem and the Company

10.2	Consulting Agreement, dated October 21, 2014, by and between Paul J. van der Wansem and the Company

99.1	Press Release, dated January 30, 2015